Exhibit 99.1

CORONADO BIOSCIENCES APPOINTS GEORGE AVGERINOS, PH.D. AS SENIOR VICE PRESIDENT, BIOLOGICS OPERATIONS

Burlington, MA – June 4, 2013 – Coronado Biosciences, Inc. (NASDAQ: CNDO), a biopharmaceutical company focused on the development of novel immunotherapy biologic agents for the treatment of autoimmune diseases and cancer, announced today that George Avgerinos, Ph.D. has joined the Company as Senior Vice President, Biologics Operations. Dr. Avgerinos will lead Coronado’s global manufacturing and supply chain efforts for both TSO (Trichuris suis ova or CNDO-201) and CNDO-109, including the development of the Company’s manufacturing facility for TSO in Woburn, Massachusetts.

“We are excited that Dr. Avgerinos has joined us in developing our clinical programs,” said Dr. Harlan F. Weisman, Coronado’s Chairman and CEO. “Dr. Avgerinos led the manufacturing and supply chain efforts for HUMIRA® (adalimumab) at AbbVie Inc. (AbbVie). His extensive experience in biologics will significantly support our efforts in moving TSO and CNDO-109 forward. We believe that Dr. Avgerinos is an important addition to the management team and are pleased that we have continued to add talent of his caliber as we move closer to the results of TRUST-I, our phase 2 clinical trial in Crohn’s disease, expected in the second half of 2013.”

Most recently, Dr. Avgerinos was at AbbVie where he was Vice President, HUMIRA® Manufacturing Sciences and External Partnerships. In his 23 year career at AbbVie, formerly Abbott Laboratories, formerly BASF Bioresearch Corporation (BASF), Dr. Avgerinos had responsibility for many aspects of Biologics development and operations. These included the HUMIRA® operations franchise, global biologics process and manufacturing sciences, biologics CMC, manufacturing operations, and third party manufacturing. During his tenure, Dr. Avgerinos led and participated in the development of numerous clinical candidates which included the launch of HUMIRA®. He supported expansion of the supply chain to over $9 Billion in annual global sales in its enviable position as the world’s largest selling drug. Dr. Avgerinos’ efforts on HUMIRA® have been recognized with numerous awards, including the prestigious Abbott’s Chairman’s award in 2011.

Dr. Avgerinos started his career at Biogen, Inc. in 1981 and subsequently joined Collaborative Research Inc. while serving as Adjunct Associate Professor of Chemical Engineering at Tufts University. Dr. Avgerinos has authored numerous publications in the area of biotechnology product development and manufacturing and holds a number of product and process patents. Dr. Avgerinos received a B.A. in Biophysics from the University of Connecticut and a Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology.

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The company’s two principal pharmaceutical product candidates in clinical development are: TSO (Trichuris suis ova or CNDO-201), a biologic for the treatment of autoimmune diseases, such as Crohn’s disease, ulcerative colitis and multiple sclerosis; and CNDO-109, a biologic that activates natural killer (NK) cells, for the treatment of acute myeloid leukemia (AML), multiple myeloma and solid tumors. For more information, please visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the company’s product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to attract, integrate and retain key personnel; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; our dependence on third party suppliers; and competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com

Marcy Nanus, Vice President

The Trout Group, LLC.

646-378-2927; mnanus@troutgroup.com

Susan Forman

Dian Griesel Inc.

212-825-3210; susan@dgicomm.com